UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 20, 2009

TRILLIANT EXPLORATION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018

(Address of principal executive offices, including zip code)

212-560-5195

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01                      Other Events

Registrant previously filed a Current Report on Form 8-K reporting the execution on July 17, 2009 of a Share Purchase Agreement whereby the Company’s wholly owned subsidiary, Ayapambagold S.A.  agreed to purchase 99% of the outstanding capital stock of Compania Minera Santafemining S.A. (“Santa Fe”) at a purchase price of US $1,631,844 (One Million Six Hundred Thirty One Thousand, Eight Hundred Forty Four Dollars).

The reported acquisition of Santa Fe capital stock (the “Acquisition”) has not closed as of the date of this Current Report on Form 8-K, and is currently not expected to close during the month of August 2009 as previously reported.  The Company is currently working to secure financing to close the Acquisition, and it is currently unclear if the acquisition will be fully consummated during the Registrants third quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: August 21, 2009	By:	/s/ William R. Lieberman
William R. Lieberman, President